                                                           EXHIBIT 24

                       CONSENT OF INDEPENDENT ACCOUNTANTS



   We consent to the incorporation by reference in the following registration statements of Lyondell Petrochemical Company, Post-Effective Amendment No. 3 to Registration Statement on Form S-8 (No. 33-26868), Post-Effective Amendment
No. 3 to Registration Statement on Form S-8 (No. 33-26866), Post-Effective Amendment No. 3 to Registration Statement on Form S-8 (No. 33-26870), Post Effective Amendment No. 3 to Registration Statement on Form S-8 (No.
33-26867), Registration Statement on Form S-8 (No. 33-31564), Registration Statement on Form S-8 (No. 33-32683), of our report dated February 11, 1994 on our audits of the consolidated financial statements and financial statement schedules of Lyondell Petrochemical Company as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K.



                                       COOPERS & LYBRAND



Houston, Texas
March 16, 1994